Exhibit 10.5
EXECUTION VERSION
COLLECTION ACCOUNT PLEDGE AGREEMENT
     THIS AGREEMENT, dated as of February 22, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), is made by GRAN TIERRA ENERGY COLOMBIA, LTD. (formerly ARGOSY ENERGY INTERNATIONAL), a limited partnership organized under the laws of the State of Utah (Registered No. 2110646-0180) and having its principal office at 300, 611 10th Avenue SW, Calgary, Alberta, Canada T2R OB2 (the “Pledgor”), in favor of STANDARD BANK PLC, in its capacity as administrative agent under the Credit Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (in such capacity, the “Pledgee”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain credit agreement, dated as of February 22, 2007 (the “Credit Agreement”), among the Pledgor, certain of its affiliates, the banks from time to time party thereto (the “Banks”) and the Pledgee, the Pledgee and the Banks have entered into financing arrangements pursuant to which the Banks may make loans and provide other financial accommodations to the Borrower;
     WHEREAS, in order to induce the Banks to make loans and provide other financial accommodations pursuant to the Credit Agreement, and to induce the Designated Hedge Counterparty to enter into the Designated Hedging Agreement and for other good and valuable consideration (the sufficiency of which the Pledgor hereby acknowledges), the Pledgor has agreed to secure the prompt payment in full when due of the Obligations by executing and delivering to the Pledgee this Agreement;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:
     1. DEFINITIONS; RULES OF INTERPRETATION
          (a) Definition of Terms Used Herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. In addition:
         (i) “Account Collateral” means the Pledgor’s right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, the Collection Account (including any successor accounts to any such accounts) and all amounts, investments and any other property (including, but not limited to, checks and other instruments) at any time deposited in or credited to any such account and all security entitlements with respect thereto.
         (ii) “Collateral” has the meaning set forth in Section 2(a) hereto.
         (iii) “Collection Account” shall mean account number 103353265 in the name of the Pledgor, maintained with JPMorgan Chase Bank, N.A. in New York, New York, and each other deposit account that may be maintained by the Pledgor from time to time in substitution thereof with the Pledgee’s prior written consent.

         (iv) “Deposit Account Control Agreement” means a Deposit Account Control Agreement, in substantially the form set forth on Exhibit A attached hereto, by and among the Pledgor, the Pledgee and a depositary institution.
         (v) “Obligations” means the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank from, and Reimbursement Obligations in respect of Letters of Credit issued for the account of, and the Designated Hedging Obligations of, the Borrower and all other amounts from time to time owing to the Secured Parties by the Borrower under the Credit Agreement, under the Notes, under each Designated Hedging Agreement and by any other Obligor under any of the other Loan Documents to which such Obligor is a party, in each case strictly in accordance with the terms hereof and thereof.
         (vi) “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     2. GRANT OF SECURITY INTEREST
     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, the Pledgor hereby assigns and pledges to the Pledgee, and grants to the Pledgee for itself and the benefit of the Secured Parties, a security interest in and Lien upon the following (collectively, the “Collateral”):
          (a) the Collection Account;
          (b) the Account Collateral;
          (c) all proceeds of and to any of the property of the Pledgor described above, including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above; and
          (d) the Pledgor’s books and records with respect to any of the foregoing.
     3. OBLIGATIONS SECURED
     The Lien and other interests granted to the Pledgee for itself and the benefit of the Secured Parties, pursuant to this Agreement shall secure the prompt performance and payment in full of any and all of the Obligations.
     4. REPRESENTATIONS, WARRANTIES AND COVENANTS
     The Pledgor hereby represents, warrants and covenants with and to the Pledgee and the Secured Parties the following as of the date hereof (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

          (a) The Pledgor is the record and beneficial owner of, and has good title to, the Account Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for Permitted Liens and Liens in favor of the depositary institution permitted by the Deposit Account Control Agreement.
          (b) The Collateral is directly, legally and beneficially owned by the Pledgor free and clear of all claims and Liens of any kind, nature or description, except for Permitted Liens and Liens in favor of the depositary institution permitted by the Deposit Account Control Agreement.
          (c) The Collateral is duly and validly pledged to the Pledgee, no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party (other than the depositary institution party to the Deposit Account Control Agreement), was or is necessary to the validity and enforceability of this Agreement, except as expressly set forth herein.
          (d) The Pledgor shall not, without the prior consent of the Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, the Collateral, nor create, incur or permit any further Lien with respect to the Collateral other than as permitted in the Credit Agreement.
          (e) The Collection Account is subject to a Deposit Account Control Agreement.
          (f) The Pledgor shall keep full and accurate books and records relating to the Collateral pledged by it hereunder and stamp or otherwise mark such books and records in such manner as the Pledgee may in good faith require in order to reflect the security interests granted by this Agreement.
          (g) The Pledgor shall furnish, or cause to be furnished, to the Pledgee such information concerning the Collateral as the Pledgee may from time to time reasonably request.
          (h) The Pledgor shall not change its name or its jurisdiction of organization from that existing as of the date of this Agreement, except upon 15 Business Days’ prior written notice to the Pledgee and delivery to the Pledgee of copies of all filed additional financing statements, and other documents (in each case, properly executed) reasonably requested by the Pledgee to maintain the validity, perfection and priority of the security interests provided for herein.
          (i) The Pledgor waives to the extent permissible under applicable law, its rights under Section 9-207 of the UCC and agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of the Pledgor, the pledge and security interests granted hereunder, or this Agreement. The Pledgee, for and on behalf of itself and the Secured Parties, is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.

     5. RIGHTS AND REMEDIES
     At any time after an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of the Pledgee and the Secured Parties, whether provided under this Agreement, the Credit Agreement (including the Pledgee’s rights under Section 2.10(a) thereof), the other Loan Documents, applicable law or otherwise, the Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, the Pledgor except as such notice or consent is expressly provided for hereunder or such notices which the Pledgor may not waive in accordance with applicable law:
          (a) The Pledgee may, in its good faith discretion sell, transfer, assign, deliver or otherwise dispose of any and all Collateral on such terms as the Pledgee may deem reasonable, for cash, upon credit or for future delivery, all of the foregoing being free from any right or equity of redemption of the Pledgor, which right or equity of redemption is hereby expressly waived and released by the Pledgor (to the extent permitted by applicable law). If notice of disposition of Collateral is required by law, ten (10) days prior notice by the Pledgee to the Pledgor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and any other notice. The Pledgee shall apply the cash proceeds of Collateral actually received by the Pledgee from any sale, foreclosure or other disposition of the Collateral to payment of the Obligations then due, in whole or in part and in accordance with the terms of Section 10 of the Credit Agreement, and thereafter may hold such proceeds as cash collateral for the Obligations not then due. The Pledgor shall remain liable to the Pledgee and the Secured Parties for the payment of any deficiency with interest at the highest rate provided for in the Credit Agreement and agrees to indemnify the Pledgee and the Secured Parties from all costs and expenses of collection or enforcement incurred in good faith by each of them or on their behalf, including reasonable attorneys’ fees and expenses, as provided in the Credit Agreement.
          (b) All of the rights and remedies of the Pledgee and the Secured Parties, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the Credit Agreement and the other Loan Documents, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient. No failure or delay on the part of the Pledgee or any Secured Party in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.
     6. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
          (a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the Pledgor and the Pledgee or any Secured Party, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
          (b) The Pledgor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in the Borough of Manhattan, The

City of New York and the United States District Court for the Southern District of New York, whichever the Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the Pledgor and the Pledgee or any Secured Party in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Pledgee and the Secured Parties shall have the right to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction that the Pledgee deems necessary or appropriate in order to realize on any collateral at any time granted by the Borrower or the Pledgor to the Pledgee or any Secured Party or to otherwise enforce its rights against the Pledgor or its property).
          (c) The Pledgor hereby irrevocably designates, appoints and empowers CT Corporation as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process which may be served in any action or proceeding. If for any reason CT Corporation shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent on the terms and for the purposes of this provision satisfactory to the Pledgee. The Pledgor hereby irrevocably consents to the service of process out of any of the courts mentioned in Section 8(b) above in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to such Pledgor at its respective address referred to in Section 12.02 of the Credit Agreement.
          (d) THE PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PLEDGOR, ANY SECURED PARTY OR THE PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PLEDGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          (e) Neither the Pledgee nor any Secured Party shall have any liability to the Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless with respect to the Pledgee or any Secured Party, as applicable, it is determined by a final and non-appealable judgment or court order binding on the Pledgee or such Secured Party, as applicable, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct or bad faith of the Pledgee or the relevant Secured Party, as applicable. In any such litigation, the Pledgee and the Secured Parties shall be entitled to the benefit of the rebuttable presumption that they acted in good faith and with the exercise of ordinary care in the performance by them of the terms of the Credit Agreement and the other Loan Documents. The Pledgor: (i) certifies that neither the Pledgee nor any Secured Party nor any representative, agent or attorney acting for or on behalf of the Pledgee or any Secured Party has represented, expressly or otherwise, that the Pledgee and the Secured Parties would not, in the event of litigation, seek to enforce any of the waivers or other agreements for their benefit provided for in this Agreement or any of the other Loan Documents and (ii) acknowledges that in entering into this Agreement and the other Loan Documents, the Pledgee and the Secured Parties are relying upon, among other things, the waivers and certifications set forth in this Section 8(e) and elsewhere herein and therein.
     7. RELEASE OF COLLATERAL
          (a) Upon termination of the Commitments and payment and satisfaction in full (in cash or other immediately available funds) of all Loans and all other Obligations and, in respect of contingent Letter of Credit Liabilities, after cash collateral has been deposited with respect thereto or after such Letter of Credit Liabilities have been fully guaranteed by Export Development Canada (EDC) on terms in form and substance acceptable to the Majority Banks in accordance with the terms and conditions of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations of the Pledgee and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any Person, and all rights to the Collateral shall revert to the Pledgor. At the request of the Pledgor following any such termination, the Pledgee shall deliver to the Pledgor any Collateral held by the Pledgee hereunder and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
          (b) If the Pledgee, pursuant to the terms of the Credit Agreement or any other Loan Documents, shall release any Lien upon any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in the Credit Agreement or such other Loan Document. In connection therewith, the Pledgee, at the request and of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents, including, without limitation, UCC amendment or termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.
     8. MISCELLANEOUS
          (a) The Pledgor authorizes the Pledgee to file or record UCC financing statements with respect to the Collateral with or without the signature of the Pledgor, in such form and in such offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Agreement; provided that nothing herein shall relieve the Pledgor from its obligation to file or record any UCC financing or continuation statement with respect to the Collateral.

          (b) The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor shall execute and deliver such further documents, in form satisfactory to the Pledgee’s counsel, and will take or cause to be taken such further acts as the Pledgee may request in order to effect the purposes of this Agreement and perfect or continue the perfection of the security interest in the Collateral granted to the Pledgee hereunder.
          (c) Beyond the exercise of reasonable care to assure the safe custody of the Collateral (whether such custody is exercised by the Pledgee, or the Pledgee’s nominee, agent or bailee) the Pledgee or the Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to the Pledgor or foreclosure with respect thereto.
          (d) All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by fax or other writing and faxed, mailed or delivered to the intended recipient in accordance with Section 12.02 of the Credit Agreement.
          (e) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Pledgor, the Pledgee, any Secured Party and the Issuer pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
          (f) This Agreement shall be binding upon the Pledgor and its respective successors and assigns and shall inure to the benefit of and be enforceable by the Pledgee and the Secured Parties and their respective successors, endorsees, transferees and assigns, except that no Pledgor may assign its rights under this Agreement without the prior written consent of the Pledgee and the Secured Parties. Any such purported assignment without such express prior written consent shall be void. The liquidation, dissolution or termination of the Pledgor shall not terminate this Pledge. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Pledgor, the Pledgee and the Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (g) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
          (h) This Agreement, any supplements hereto, and any instruments or documents delivered or to be delivered in connection herewith, represents the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any exhibit hereto, the terms of this Agreement shall govern.
          (i) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the Pledgee. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of the Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy that the Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.
          (j) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic delivery shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PLEDGOR GRAN TIERRA ENERGY COLOMBIA, LTD. by Argosy Energy Corp., its General Partner
By:	/s/ James Hart
Name:
Title:

PLEDGEE STANDARD BANK PLC for the benefit of the Secured Parties
By:	/s/ SJ Branchflower
	Name:	SJ Branchflower
	Title:	Senior Manager

By:	/s/ Manuel Gonzalez-Spahr
Name:
Title:

EXHIBIT A
TO
COLLECTION ACCOUNT PLEDGE AGREEMENT
DEPOSIT ACCOUNT CONTROL AGREEMENT
See Attached

A-1